As filed with the Securities and Exchange Commission on July 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTRIEN LTD.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)			98-1400416 (I.R.S. Employer Identification No.)
	13131 Lake Fraser Drive S.E. Calgary, Alberta T2J 7E8 Canada	Suite 500, 122 – 1st Avenue South Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)

Stock Option Plan of Nutrien Ltd.

(Full title of the plans)

CT Corporation System

111 8th Avenue, 13th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Joseph A. Podwika

Executive Vice President and

Chief Legal Officer

Nutrien Ltd.

122 – 1st Avenue South

Saskatoon, Saskatchewan,

Canada S7K 7G3

Christopher J. Cummings Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Joel T. May Neil M. Simon Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 (404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, no par value	19,750,000	(2)	$1,046,651,250.00	$130,308.08

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers the issuance of an aggregate of 19,750,000 common shares, no par value (“Common Shares”), of Nutrien Ltd. (the “Registrant”) which may be issued upon the exercise of options granted under the Stock Option Plan of Nutrien Ltd. (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Shares that may become issuable in respect of the securities identified in the above table to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on July 16, 2018, a date within five business days of the filing of this Registration Statement.

EXPLANATORY NOTE

On January 1, 2018, pursuant to the Arrangement Agreement, dated September 11, 2016 (the “Arrangement Agreement”), between Agrium (“Agrium”) and Potash Corporation of Saskatchewan (“PotashCorp”), each of Agrium and PotashCorp became an indirect wholly owned subsidiary of the Registrant, a parent entity formed to manage and hold the combined businesses of Agrium and PotashCorp as a result of the transactions under the plan of arrangement under the Canada Business Corporations Act (the “CBCA”), involving, among others, the Registrant, Agrium and PotashCorp (the “Arrangement”).

This registration statement on Form S-8 (this “Registration Statement”) is filed by the Registrant to register an aggregate of 19,750,000 Common Shares issuable pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with, or furnished to, the SEC by the Registrant, Agrium or PotashCorp, as applicable, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Agrium’s Annual Report on Form 40-F for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

(b)	PotashCorp’s Annual Report on Form 40-F for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

(c)	the Registrant’s Current Reports on Form 6-K, furnished to the SEC on January 19, 2018, January 29, 2018, February 6, 2018, February 21, 2018, February 26, 2018, February 27, 2018, March 12, 2018, March 26, 2018, April 2, 2018, April 9, 2018, May 8, 2018, May 9, 2018, May 18, 2018, May 24, 2018, May 29, 2018, June 6, 2018, June 19, 2018, July 10, 2018, July 17, 2018 and July 20, 2018; and

(d)	the description of the Common Shares set forth under the caption “Part II—Pro Forma Information of New Parent After Giving Effect to the Arrangement—Description of New Parent Share Capital” in the Joint Information Circular, dated October 3, 2016, of Agrium and PotashCorp, filed with the SEC as Exhibit 99.1 to PotashCorp’s Current Report on Form 8-K dated October 6, 2016, and all amendments and reports filed with the SEC for the purpose of updating such description.

All documents subsequently filed with, or furnished to, the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 124 of the CBCA authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, charges and expenses, including settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Sections 7.02 and 7.05 of By-law No. 1 of the Registrant contains the following provisions with respect to indemnification of the Registrant’s directors and officers and with respect to certain insurance maintained by the Registrant with respect to its indemnification obligations:

Section 7.02 Indemnity –  Subject to the Canada Business Corporations Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Section 7.05 Insurance – Subject to the Canada Business Corporations Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 hereof as the board may from time to time determine.

The Registrant also has agreements with each director and officer to provide indemnification to the extent permitted under the CBCA.

The Registrant carries directors’ and officers’ liability insurance covering acts and omissions of the directors and officers of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.2	Certificate of Amendment to Articles of Incorporation of the Registrant, dated July 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.3	By-Law No. 1 of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.4	Stock Option Plan of Nutrien Ltd.

5.1	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel to the Registrant, as to the legality of the shares being registered.

23.1	Joint consent of KPMG LLP and Deloitte LLP.

23.2	Consent of Deloitte LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

23.5	Consent of A. Dave Mackintosh, B.Sc., P.Geo.

23.6	Consent of ADM Consulting Limited.

23.7	Consent of Michael Ryan Bartsch, P. Eng.

23.8	Consent of Dennis William Aldo Grimm, P. Eng.

23.9	Consent of Craig Funk, B.Sc., P. Eng., P. Geo.

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on July 23, 2018.

NUTRIEN LTD. (Registrant)

By:	/s/ Charles V. Magro
Name: Charles V. Magro Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Charles V. Magro, Jochen E. Tilk or Wayne R. Brownlee, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles V. Magro	President, Chief Executive Officer and Director	July 23, 2018
Charles V. Magro	(principal executive officer)

/s/ Wayne R. Brownlee	Executive Vice President and Chief Financial Officer	July 23, 2018
Wayne R. Brownlee	(principal financial and accounting officer)

/s/ Jochen E. Tilk	Executive Chairman of the Board and Director	July 23, 2018
Jochen E. Tilk

/s/ Christopher M. Burley	Director	July 23, 2018
Christopher M. Burley

/s/ Maura J. Clark	Director	July 23, 2018
Maura J. Clark

/s/ John W. Estey	Director	July 23, 2018
John W. Estey

/s/ David C. Everitt	Director	July 23, 2018
David C. Everitt

/s/ Russell K. Girling	Director	July 23, 2018
Russell K. Girling

/s/ Gerald W. Grandey	Director	July 23, 2018
Gerald W. Grandey

/s/ Miranda C. Hubbs	Director	July 23, 2018
Miranda C. Hubbs

/s/ Alice D. Laberge	Director	July 23, 2018
Alice D. Laberge

/s/ Consuelo E. Madere	Director	July 23, 2018
Consuelo E. Madere

/s/ Keith G. Martell	Director	July 23, 2018
Keith G. Martell

/s/ Hon. A. Anne McLellan	Director	July 23, 2018
Hon. A. Anne McLellan

/s/ Derek G. Pannell	Director	July 23, 2018
Derek G. Pannell

/s/ Aaron W. Regent	Director	July 23, 2018
Aaron W. Regent

/s/ Mayo M. Schmidt	Director	July 23, 2018
Mayo M. Schmidt

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Nutrien Ltd. in the United States, on July 23, 2018.

AGRIUM U.S. INC.

By:	/s/ Mike Frank
Name: Mike Frank Title: Authorized Signatory

Exhibit index

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.2	Certificate of Amendment to Articles of Incorporation of the Registrant, dated July 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.3	By-Law No. 1 of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.4	Stock Option Plan of Nutrien Ltd.

5.1	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel to the Registrant, as to the legality of the shares being registered.

23.1	Joint consent of KPMG LLP and Deloitte LLP.

23.2	Consent of Deloitte LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

23.5	Consent of A. Dave Mackintosh, B.Sc., P.Geo.

23.6	Consent of ADM Consulting Limited.

23.7	Consent of Michael Ryan Bartsch, P. Eng.

23.8	Consent of Dennis William Aldo Grimm, P. Eng.

23.9	Consent of Craig Funk, B.Sc., P. Eng., P. Geo.

24.1	Power of Attorney (included on signature page).